Miami International Holdings Reports Results for Third Quarter 2025 • Net revenue grew 57% year-over-year to $109.5 million • GAAP net loss of $102.1 million, impacted by one-time loss on extinguishment of debt and IPO- related expenses • GAAP diluted EPS of $(1.46) • Adjusted EBITDA more than doubled year-over-year to $48.0 million • Adjusted earnings increased nearly five times year-over-year to $39.9 million • Adjusted diluted EPS of $0.42 PRINCETON, N.J. and MIAMI – November 5, 2025 – Miami International Holdings, Inc. (MIH) (NYSE: MIAX), a technology-driven leader in building and operating regulated financial markets across multiple asset classes, today announced results for the third quarter ended September 30, 2025. “MIH produced strong results in the third quarter while also executing on a successful initial public offering, driven by our team’s focus on providing customers with best-in-class technology, reliability and risk protections across our markets,” said Thomas P. Gallagher, Chairman and Chief Executive Officer of MIH. “Elevated volatility supported record volumes, contributing to strong performance in our options business. Notably, we achieved record average daily volume of 9.6 million contracts across our options exchanges for the third quarter, increasing 56% over the same period in the prior year.” “Looking ahead, we remain committed to leveraging our ongoing investments in technology, relationships and industry expertise as we seek to further expand market share in our options business and grow our equities, futures, and international segments. With a strong foundation to build on, we are well-positioned to execute on our growth strategy and create long-term shareholder value.” Third Quarter 2025 Highlights All figures are compared to the third quarter of 2024 unless otherwise stated. • Net revenue, defined as revenues less cost of revenues, grew 57% to $109.5 million, compared to $69.6 million in the prior-year period primarily driven by strong options business performance, including increased industry volumes and the launch of the MIAX Sapphire® electronic options exchange in August 2024. • Total operating expenses were $109.8 million, compared to $70.7 million in the prior-year period primarily due to initial public offering (IPO) related expenses and planned increases in headcount to support our growth initiatives. • Operating loss of $0.3 million, compared to an operating loss of $1.2 million in the prior-year period. • GAAP net loss of $102.1 million, compared to GAAP net loss of $3.2 million in the prior-year period primarily due to one-time loss on extinguishment of debt and IPO-related expenses. • Adjusted earnings increased nearly five times to $39.9 million, compared to adjusted earnings of $8.3 million in the prior-year period. • Adjusted EBITDA more than doubled to $48.0 million, compared to $18.7 million in the prior-year period driven primarily by strong growth in net revenues. • Adjusted EBITDA margin expanded to 44% from 27% in the prior-year period. Business Updates • Launched the MIAX Sapphire options trading floor in Miami in September 2025. • MIAX® options exchanges reached a market share record of 17.2% in the third quarter of 2025. FOR IMMEDIATE RELEASE November 5, 2025 1

- Announced support for the trading of financial futures on the MIAX Futures™ Onyx trading platform in the first quarter of 2026.
- MIAX Futures to list futures on the Bloomberg 500 Index in collaboration with Bloomberg during the first quarter of 2026, with futures on the Bloomberg 100 Index to follow.

Summary of Selected Unaudited Condensed Consolidated Financial Results
($000, except per share amounts and percentages)

Consolidated Third Quarter Results		**3Q25** September 30, 2025		**3Q24** September 30, 2024	**Change**
Total revenues less cost of revenues	$	109,483	$	69,558	57%
Operating loss	$	(305)	$	(1,159)	NA
Net loss attributable to MIH stockholders	$	(102,080)	$	(3,204)	NA
Diluted EPS	$	(1.46)	$	(0.05)	NA
Adjusted earnings*	$	39,947	$	8,273	383%
Adjusted diluted EPS*	$	0.42	$	0.11	282%
EBITDA	$	(93,941)	$	5,768	NA
Adjusted EBITDA*	$	48,019	$	18,690	157%
Adjusted EBITDA margin %*		44%		27%	63%

** Reconciliation of non-GAAP results is included in the tables below. See "Non-GAAP Financial Information" below.*

Segment Results
($000)

Total Revenues Less Cost of Revenues (Net Revenue) by Business Segment		**3Q25** September 30, 2025		**3Q24** September 30, 2024	**Change**
Options	$	94,499	$	60,925	55%
Equities		4,352		2,234	95%
Futures		4,786		5,288	(9)%
International		5,533		806	586%
Corporate/Other		313		305	3%
Total	**$**	**109,483**	**$**	**69,558**	**57%**

Options

- Net revenue grew 55% to $94.5 million, compared to $60.9 million in the prior-year period. The growth was primarily driven by higher net transaction fees that benefitted from increased industry volume, higher market share, and higher revenue per contract (RPC). Higher non-transaction fees were primarily driven by the launch of the MIAX Sapphire electronic options exchange in August 2024 which also contributed to increased revenues.
- Operating income increased 56% to $51.4 million, compared to $32.9 million in the prior-year period. The growth was primarily due to higher net revenues, partially offset by higher expenses driven by share-based compensation costs.
- Adjusted EBITDA grew 70% to $69.1 million, compared to $40.7 million in the prior-year period.

2

Equities • Net revenue nearly doubled to $4.4 million, compared to $2.2 million in the prior-year period. The increase was primarily due to higher net transaction fees from improved but still negative pricing as liquidity payments exceeded transaction revenues. • Operating loss of $4.9 million, compared to an operating loss of $5.0 million in the prior-year period. • Adjusted EBITDA of $(0.9) million, compared to $(2.5) million in the prior-year period. Futures • Net revenue was $4.8 million, compared to $5.3 million in the prior-year period. The decrease was due to participant migrations to the MIAX Futures Onyx trading platform and lower commodity market volatility, partially offset by the elimination of expenses related to CME Globex. • Operating loss was $18.5 million, compared to an operating loss of $12.8 million in the prior-year period. The change was primarily due to lower revenue and higher operating expenses driven by share-based compensation costs. • Adjusted EBITDA of $(9.6) million, compared to $(8.0) million in the prior-year period. International • Net revenue was $5.5 million, compared to $0.8 million in the prior-year period. The increase was primarily due to the acquisition of The International Stock Exchange Group Limited (TISE) in June 2025. • Operating income was $0.8 million, compared to an operating loss of $2.6 million in the prior-year period. The change was primarily due to the impact of the TISE acquisition. • Adjusted EBITDA of $1.7 million, compared to $(1.7) million in the prior-year period. Capital and Liquidity • On August 13, 2025, MIH raised $396.8 million in gross proceeds from its IPO of 17,250,000 shares of common stock, including the full exercise of the underwriters' option to purchase additional shares. • On August 18, 2025, MIH repaid its outstanding senior secured loan agreement maturing in 2029. The amount repaid by MIH included $178.4 million of outstanding indebtedness, accrued and unpaid interest, the related premium, and fees. • As of September 30, 2025, MIH had cash and cash equivalents of $401.5 million and total debt of $6.5 million. Webcast and Conference Call MIAX will host a webcast and conference call to review its third quarter financial results today, November 5, 2025 at 5:00 p.m. ET. Participants can access the call at 866-652-5200 using conference ID “10203428” (international dial-in 412-317-6060). The webcast can be accessed on the Investor Relations section of MIAX’s website at https://ir.miaxglobal.com/. A webcast recording and corresponding presentation will be archived under Events & Presentations at the above link following the event. Non-GAAP Financial Information Adjusted earnings, a non-GAAP financial measure, is defined as net income (loss) attributable to MIH adjusted for share-based compensation, investment gain/loss, litigation costs, change in fair value of puttable warrants issued with debt, change in fair value of puttable common stock, loss on extinguishment of debt, one time IPO payments, settlement fee, impairment charges, warrant modifications, and unrealized gain/loss on derivative assets, net of the income tax effects of these adjustments. A reconciliation of net income attributable to MIH to adjusted earnings, appears below. 3

Adjusted EBITDA, a non-GAAP financial measure, is defined as net income (loss) attributable to MIH adjusted for interest expense and amortization of debt discount costs, interest income, income taxes and depreciation and amortization, share-based compensation, investment gain/loss, litigation costs, change in fair value of puttable warrants issued with debt, change in fair value of puttable common stock, loss on extinguishment of debt, one time IPO payments, settlement fee, impairment charges, gain/loss on intangible asset, warrant modifications, and unrealized gain/loss on derivative assets. A reconciliation of net income attributable to MIH to adjusted EBITDA, appears below. Adjusted EBITDA margin, a non-GAAP financial measure, is defined as adjusted EBITDA divided by adjusted revenues less cost of revenues. Adjusted EPS, a non-GAAP financial measure, is defined as adjusted earnings divided by diluted weighted average shares outstanding used for adjusted diluted earnings per share (which includes the impact of anti- dilutive securities on a GAAP basis). For a reconciliation of our non-GAAP results to our GAAP results, see the tables below. About MIAX Miami International Holdings, Inc. (NYSE: MIAX) is a technology-driven leader in building and operating regulated financial markets across multiple asset classes and geographies. MIAX® operates nine exchanges across options, futures, equities and international markets including MIAX® Options, MIAX Pearl®, MIAX Emerald®, MIAX Sapphire®, MIAX Pearl Equities™, MIAX Futures™, MIAXdx™, The Bermuda Stock Exchange (BSX) and The International Stock Exchange (TISE). MIAX also owns Dorman Trading, a full-service Futures Commission Merchant. To learn more about MIAX please visit www.miaxglobal.com. Disclaimer and Cautionary Note Regarding Forward-Looking Statements This press release may contain forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements describe future expectations, plans, results, or strategies and are generally preceded by words such as "may," "future," "plan" or "planned," "will" or "should," "expected," "anticipates," "draft," "eventually" or "projected." You are cautioned that such statements are based on management’s current expectations and are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements. Additional risks and uncertainties that may cause actual results to differ materially include the risks and uncertainties listed in Miami International Holdings, Inc.’s (together with its subsidiaries, the Company) public filings with the Securities and Exchange Commission. In providing forward-looking statements, the Company is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise. All third-party trademarks (including logos and icons) referenced by the Company remain the property of their respective owners. Unless specifically identified as such, the Company's use of third-party trademarks does not indicate any relationship, sponsorship, or endorsement between the owners of these trademarks and the Company. Any references by the Company to third-party trademarks is to identify the corresponding third-party goods and/or services and shall be considered nominative fair use under the trademark law. Contact: Investors investor.relations@miaxglobal.com Media media@miaxglobal.com 4

Miami International Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
Three and Nine Months Ended September 30, 2025 and 2024
($000, except share and per share amounts)

	Three Months Ended September 30, 2025	Three Months Ended September 30, 2024	Nine Months Ended September 30, 2025	Nine Months Ended September 30, 2024
Revenues:				
Transaction and clearing fees	$ 292,814	$ 240,623	$ 868,257	$ 712,209
Access fees	27,096	22,490	77,285	66,787
Market data fees	10,730	9,143	30,625	24,808
Other revenue	9,138	4,400	18,472	12,372
Total revenues	339,778	276,656	994,639	816,176
Cost of revenues:				
Liquidity payments	217,286	167,797	606,983	525,399
Brokerage, clearing, and exchange fees	11,612	17,731	42,547	51,134
Section 31 fees	—	20,241	35,225	40,108
Equity rights program	—	—	—	1,975
Other cost of revenues	1,397	1,329	3,855	3,621
Total cost of revenues	230,295	207,098	688,610	622,237
Revenues less cost of revenues	109,483	69,558	306,029	193,939
Operating expenses:				
Compensation and benefits	68,753	37,850	146,734	107,227
Information technology and communication costs	9,290	7,250	25,689	21,442
Depreciation and amortization	8,229	6,045	21,337	17,107
Occupancy costs	3,568	2,335	9,018	7,032
Professional fees and outside services	10,807	12,658	30,159	34,663
Marketing and business development	759	663	2,077	2,198
Acquisition-related costs	—	—	2,901	—
General, administrative, and other	8,382	3,916	18,835	14,253
Total operating expenses	109,788	70,717	256,750	203,922
Operating income (loss)	(305)	(1,159)	49,279	(9,983)
Non-operating (expense) income:				
Change in fair value of puttable common stock	(338)	(6,791)	(2,229)	(8,149)
Change in fair value of puttable warrants issued with debt	(255)	(1,635)	(1,172)	(1,635)
Interest income	2,658	840	5,371	1,976
Interest expense and amortization of debt issuance costs	(3,378)	(2,208)	(12,710)	(9,532)
Gain (loss) on sale of intangible asset	—	—	(2,054)	52,604
Unrealized gain (loss) on derivative assets	7,979	10,010	(39,039)	76,684
Loss on debt extinguishment	(107,656)	—	(107,656)	—
Other, net	(1,595)	(703)	10,765	(149)
Income (loss) before income tax provision	(102,890)	(1,646)	(99,445)	101,816
Income tax (expense) benefit	810	(1,559)	(528)	(2,721)
Net income (loss)	(102,080)	(3,205)	(99,973)	99,095
Net loss attributable to non-controlling interest	—	(1)	—	(137)
Net income (loss) attributable to Miami International Holdings, Inc.	$ (102,080)	$ (3,204)	$ (99,973)	$ 99,232
Weighted-average shares of common stock outstanding				
Basic	70,128,197	63,246,820	66,168,315	60,477,992
Diluted	70,128,197	63,246,820	66,168,315	75,212,560
Net income (loss) per share attributable to common stock				
Basic	$ (1.46)	$ (0.05)	$ (1.51)	$ 1.64
Diluted	$ (1.46)	$ (0.05)	$ (1.51)	$ 1.35

5

Miami International Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
September 30, 2025 and December 31, 2024
($000, except share and per share amounts)

	September 30, 2025	December 31, 2024
Assets		
Current assets:		
Cash and cash equivalents	$ 401,482	$ 150,341
Cash and securities segregated under federal and other regulations	29,509	30,809
Accounts receivable, net	99,864	92,415
Restricted cash	6,005	6,270
Clearing house performance bonds and guarantee funds	86,204	87,744
Participant margin deposits	1,151	1,234
Receivables from broker-dealers, futures commission merchants, and clearing organizations	123,302	147,164
Current portion of derivative assets	14,052	33,536
Other current assets	30,452	23,303
Total current assets	792,021	572,816
Investments	14,180	31,022
Fixed assets, net	47,861	44,478
Internally developed software, net	35,987	32,262
Goodwill	64,739	46,818
Other intangible assets, net	189,125	114,224
Derivative assets, net of current portion	12,955	50,304
Other assets, net	68,402	81,727
Total assets	$ 1,225,270	$ 973,651
Liabilities and Stockholders' Equity		
Current liabilities:		
Accounts payable and other liabilities	$ 81,803	$ 120,361
Accrued compensation payable	31,910	33,523
Current portion of long-term debt	4,957	4,767
Deferred transaction revenues	9,166	2,710
Clearing house performance bonds and guarantee funds	85,704	87,244
Participant margin deposits	1,151	1,234
Payables to customers	133,853	152,637
Payables to clearing organizations	745	2,746
Total current liabilities	349,289	405,222
Long-term debt	1,506	32,268
Deferred income taxes	21,999	10,766
Puttable common stock, net of current portion	—	78,424
Puttable warrants issued with debt	—	64,188
Other non-current liabilities	20,567	15,166
Total liabilities	393,361	606,034
Commitments and contingencies	—	—
Stockholders' equity:		
Convertible preferred stock - par value $0.001 (25,000,000 authorized, and 0 issued and outstanding at September 30, 2025 and 781,859 issued and outstanding at December 31, 2024)	—	1
Common stock - voting and nonvoting, par value $0.001 (600,000,000 authorized (400,000,000 voting, 200,000,000 nonvoting); 81,767,756 issued and 81,413,957 outstanding common stock at September 30, 2025 (81,413,957 voting, 0 nonvoting) and 63,219,480 issued and 63,181,011 outstanding non-puttable common stock at December 31, 2024 (59,683,661 voting, 3,497,350 nonvoting))	82	63
Common stock in treasury, at cost, 353,799 shares at September 30, 2025 and 38,469 shares at December 31, 2024	(8,232)	(775)
Additional paid-in capital	1,502,973	930,638
Accumulated deficit	(662,283)	(562,310)
Accumulated other comprehensive loss, net	(631)	—
Total stockholders' equity	831,909	367,617
Total liabilities and stockholders' equity	$ 1,225,270	$ 973,651

6

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

The following table is a reconciliation of net income (loss) allocated to common stockholders to EBITDA and Adjusted EBITDA by segment ($000):

	Three Months Ended September 30, 2025					
	Options	Equities	Futures	International	Corporate / Other	Total
Net income (loss) allocated to common shareholders	$ 51,846	$ (4,858)	$ (18,426)	$ 8,477	$ (139,119)	$ (102,080)
Interest expense and amortization of debt issuance costs	—	—	36	—	3,342	3,378
Interest income	(482)	—	(207)	(111)	(1,858)	(2,658)
Income tax expense (benefit)	—	—	—	396	(1,206)	(810)
Depreciation and amortization	3,826	1,570	1,692	435	706	8,229
EBITDA	55,190	(3,288)	(16,905)	9,197	(138,135)	(93,941)
Share-based compensation[(1)]	13,322	2,399	7,103	511	5,763	29,098
Investment loss[(2)]	—	—	239	—	—	239
Litigation costs[(3)]	608	—	—	—	203	811
Impairment charges[(4)]	—	—	—	—	1,978	1,978
Change in fair value of puttable warrants issued with debt[(5)]	—	—	—	—	255	255
Change in fair value of puttable common stock[(6)]	—	—	—	—	338	338
Unrealized gain on derivative assets[(7)]	—	—	—	(7,979)	—	(7,979)
One time IPO payments[(8)]	—	—	—	—	8,048	8,048
Warrant modifications[(9)]	—	—	—	—	1,516	1,516
Loss on extinguishment of debt[(10)]	—	—	—	—	107,656	107,656
Adjusted EBITDA	$ 69,120	$ (889)	$ (9,563)	$ 1,729	$ (12,378)	$ 48,019

(1) Share-based compensation represents expenses associated with stock options of $3.7 million, restricted stock awards of $25.1 million, and warrants of $0.3 million that have been granted to employees, directors and service providers. The 2025 expense of $29.1 million is made up of $27.8 million to employees within compensation and benefits, $0.9 million to service providers within professional fees and outside services, and $0.4 million to directors within general, administrative, and other.

(2) Investment loss of $0.2 million represents an unrealized loss on available for sale marketable securities.

(3) Litigation costs are associated with ongoing litigation related to the Nasdaq matter.

(4) Impairment charges of $2.0 million related to owned land and building impairments.

(5) The change in fair value of warrants issued with debt represents the change in fair value of outstanding puttable warrants issued in connection with the issuance of the 2029 senior secured term loan. The right to put warrants terminated upon completion of the IPO in August 2025.

(6) The change in fair value of puttable common stock represents the change in fair value of outstanding puttable common stock issued in connection with MIAX's ERPs I and II that have an associated put right which requires MIAX to repurchase a certain percentage of the fair market value of the award upon exercise. The right to put shares terminated upon completion of the IPO in August 2025.

(7) Represents the unrealized gain on 250 million Pyth tokens that remain locked by the Pyth Network.

(8) One time IPO bonuses paid to certain employees and termination payments to former directors.

(9) Represents expense recognized upon the extension of expiration date of certain warrants.

(10) Represents write-off of the unamortized debt discount and issuance costs and payment of prepayment premium related to the repayment of the 2029 senior secured term loan.

7

	Three Months Ended September 30, 2024					
	Options	Equities	Futures	International	Corporate / Other	Total
Net income (loss) allocated to common shareholders	$ 33,192	$ (4,999)	$ (11,448)	$ 7,364	$ (27,313)	$ (3,204)
Interest expense and amortization of debt issuance costs	—	—	91	—	2,117	2,208
Interest income	(265)	—	(224)	—	(351)	(840)
Income tax expense	—	—	—	—	1,559	1,559
Depreciation and amortization	2,835	1,581	927	146	556	6,045
EBITDA	35,762	(3,418)	(10,654)	7,510	(23,432)	5,768
Share-based compensation[(1)]	3,929	924	3,685	818	2,532	11,888
Investment (gain) loss[(2)]	—	—	(1,058)	—	2,037	979
Litigation costs[(3)]	1,042	—	—	—	347	1,389
Change in fair value of puttable warrants issued with debt[(4)]	—	—	—	—	1,635	1,635
Change in fair value of puttable common stock[(5)]	—	—	—	—	6,791	6,791
Settlement fee[(6)]	—	—	—	—	250	250
Unrealized gain on derivative assets[(7)]	—	—	—	(10,010)	—	(10,010)
Adjusted EBITDA	$ 40,733	$ (2,494)	$ (8,027)	$ (1,682)	$ (9,840)	$ 18,690

(1) Share-based compensation represents expenses associated with stock options of $3.4 million, restricted stock awards of $7.5 million and warrants of $1.0 million that have been granted to employees, directors and service providers. The 2024 expense of $11.9 million is made up of $10.2 million to employees within compensation and benefits, $1.2 million to service providers within professional fees and outside services, $0.5 million to directors within general, administrative, and other.

(2) Investment loss of $1.0 million represents an unrealized loss for an observable price change in the value of an investment, net of unrealized gain on available for sale marketable securities.

(3) Litigation costs are associated with ongoing litigation related to the Nasdaq matter.

(4) The change in fair value of warrants issued with debt represents the change in fair value of outstanding puttable warrants issued in connection with the issuance of the 2029 senior secured term loan.

(5) The change in fair value of puttable common stock represents the change in fair value of outstanding puttable common stock issued in connection with MIAX's ERPs I and II that have an associated put right which requires MIAX to repurchase a certain percentage of the fair market value of the award upon exercise.

(6) MIAX recognized expense of $0.3 million related to an estimated settlement fee for the repayment of its Prior Loan Agreement.

(7) Represents the unrealized gain on 375 million Pyth tokens that remain locked by the Pyth Network as of September 30, 2024. These tokens were recorded at fair market value during the second quarter of 2024 when an active market emerged for the tokens.

Segment Operating Results

The following summarizes revenues less cost of revenues, operating expenses, operating income (loss), adjusted EBITDA and adjusted EBITDA margin for our business segments ($000, except percentages):

	Options			Equities		
	Three Months Ended September 30,		Percent	Three Months Ended September 30,		Percent
	2025	2024	Change	2025	2024	Change
Revenues less cost of revenues	$ 94,499	$ 60,925	55.1 %	$ 4,352	$ 2,234	94.8 %
Operating expenses	43,135	27,998	54.1 %	9,210	7,233	27.3 %
Operating income (loss)	$ 51,364	$ 32,927	56.0 %	$ (4,858)	$ (4,999)	*
Adjusted EBITDA[(1)]	$ 69,120	$ 40,733	69.7 %	$ (889)	$ (2,494)	*
Adjusted EBITDA margin[(2)]	73.1 %	66.9 %		*	*	

8

	Futures			International		
	Three Months Ended September 30,		Percent	Three Months Ended September 30,		Percent
	2025	2024	Change	2025	2024	Change
Revenues less cost of revenues	$ 4,786	$ 5,288	(9.5)%	$ 5,533	$ 806	586.5 %
Operating expenses	23,322	18,108	28.8 %	4,750	3,452	37.6 %
Operating income (loss)	$ (18,536)	$ (12,820)	*	$ 783	$ (2,646)	*
Adjusted EBITDA[(1)]	$ (9,563)	$ (8,027)	*	$ 1,729	$ (1,682)	*
Adjusted EBITDA margin[(2)]	*	*		31.2 %	*	

* Not meaningful

(1) See Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA above.
(2) Adjusted EBITDA margin represents adjusted EBITDA divided by adjusted revenues less cost of revenues.

Reconciliations of GAAP Net Loss to Adjusted Earnings

The following table is a reconciliation of net loss allocated to common stockholders to Adjusted Earnings ($000):

	Three Months Ended September 30,	
	2025	2024
Net loss allocated to common shareholders	$ (102,080)	$ (3,204)
Share-based compensation[(1)]	29,098	11,888
Investment loss[(2)]	239	979
Litigation costs[(3)]	811	1,389
Impairment charge[(4)]	1,978	—
Change in fair value of puttable warrants issued with debt[(5)]	255	1,635
Change in fair value of puttable common stock[(6)]	338	6,791
Unrealized gain on derivative assets[(7)]	(7,979)	(10,010)
Settlement fee[(8)]	—	250
Loss on extinguishment of debt[(9)]	107,656	—
Warrant modifications[(10)]	1,516	—
One time IPO payments[(11)]	8,048	—
Tax effect of adjustments	67	(1,445)
Adjusted earnings	$ 39,947	$ 8,273

(1) Share-based compensation represents expenses associated with stock options, restricted stock awards and warrants that have been granted to employees, directors and service providers.
(2) 2025 investment loss of $0.2 million represents an unrealized loss on available for sale marketable securities. 2024 investment loss of $1.0 million represents an unrealized loss for an observable price change in the value of an investment, net of unrealized gain on available for sale marketable securities.
(3) Litigation costs are associated with ongoing litigation related to the Nasdaq matter.
(4) Impairment charges related to owned land and building impairments.
(5) The change in fair value of warrants issued with debt represents the change in fair value of outstanding puttable warrants issued in connection with the issuance of the 2029 senior secured term loan. The right to put warrants terminated upon completion of the IPO in August 2025.
(6) The change in fair value of puttable common stock represents the change in fair value of outstanding puttable common stock issued in connection with MIAX's ERPs I and II that have an associated put right which requires MIAX to repurchase a certain percentage of the fair market value of the award upon exercise. The right to put shares terminated upon completion of the IPO in August 2025.
(7) 2025 represents the unrealized gain on 250 million Pyth tokens that remain locked by the Pyth Network. 2024 represents the unrealized gain on 375 million Pyth tokens that remain locked by the Pyth Network as of September 30, 2024. These tokens were recorded at fair market value during the second quarter of 2024 when an active market emerged for the tokens.
(8) MIAX recognized expense of $0.3 million related to an estimated settlement fee for the repayment of its Prior Loan Agreement.
(9) Represents write-off of the unamortized debt discount and issuance costs and payment of prepayment premium related to the repayment of the 2029 senior secured term loan.
(10) Represents expense recognized upon the extension of expiration date of certain warrants.
(11) One time IPO bonuses paid to certain employees and termination payments to former directors.

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Earnings Per Share The following table sets forth the computation of diluted loss and adjusted earnings per share ($000, except share and per share data): Three Months Ended September 30, 2025 2024 Net loss attributable to MIH ........................................................ $ (102,080) $ (3,204) Weighted-average common shares outstanding .................... 70,128,197 63,246,820 Diluted net loss per share .......................................................... $ (1.46) $ (0.05) Adjusted earnings ........................................................................ $ 39,947 $ 8,273 Diluted weighted average shares outstanding used for adjusted diluted earnings per share ......................................... 96,100,563 75,669,313 Adjusted diluted earnings per share ......................................... $ 0.42 $ 0.11 10

Key Business Metrics
Three and Nine Months Ended September 30, 2025 and 2024

	Three Months Ended September 30,		Increase/	Percent	Nine Months Ended September 30,		Increase/	Percent
	2025	2024	(Decrease)	Change	2025	2024	(Decrease)	Change
Options:								
Number of trading days	64	64	—	— %	186	188	(2)	(1.1)%
Total contracts:								
Market contracts – Equity and ETF (in thousands)	3,573,731	2,844,836	728,895	25.6 %	10,042,003	8,136,518	1,905,485	23.4 %
MIH contracts – Equity and ETF (in thousands)	615,910	394,511	221,399	56.1 %	1,674,370	1,205,502	468,868	38.9 %
Average daily volume ("ADV")(defined below)[(1)]								
Market ADV – Equity and ETF (in thousands)[(1)]	55,840	44,451	11,389	25.6 %	53,989	43,279	10,710	24.7 %
MIH ADV – Equity and ETF (in thousands)[(1)]	9,624	6,164	3,460	56.1 %	9,002	6,412	2,590	40.4 %
MIH market share	17.2 %	13.9 %	3.3 pts	23.7 %	16.7 %	14.8 %	1.9 pts	12.8 %
Total Options revenue per contract ("RPC")[(2)]	$0.103	$0.095	$0.008	8.4 %	$0.108	$0.087	$0.021	24.1 %
U.S. Equities:								
Number of trading days	64	64	—	— %	186	188	(2)	(1.1)%
Total shares:								
Market shares (in millions)	1,116,705	736,209	380,496	51.7 %	3,198,279	2,194,890	1,003,389	45.7 %
MIH shares (in millions)	12,058	12,027	31	0.3 %	34,708	37,874	(3,166)	(8.4)%
ADV[(1)]:								
Market ADV (in millions)[(1)]	17,449	11,503	5,946	51.7 %	17,195	11,675	5,520	47.3 %
MIH ADV (in millions)[(1)]	188	188	—	— %	187	201	(14)	(7.0)%
MIH market share	1.1 %	1.6 %	(0.5) pts	(31.3)%	1.1 %	1.7 %	(0.6) pts	(35.3)%
Equities capture (per 100 shares) (defined below)[(3)]	$(0.015)	$(0.040)	$0.025	*	$(0.016)	$(0.042)	$0.026	*
Futures:								
Number of trading days	64	64	—	— %	187	188	(1)	(0.5)%
Agricultural products total contracts	513,406	784,097	(270,691)	(34.5)%	2,736,313	2,411,625	324,688	13.5 %
Agricultural products ADV[(1)]	8,022	12,252	(4,230)	(34.5)%	14,633	12,828	1,805	14.1 %
Agricultural products RPC[(2)]	$2.369	$2.508	$(0.139)	(5.5)%	$2.233	$2.519	$(0.286)	(11.4)%

* Percentage calculation is not meaningful. Represents a change in inverted fees.

(1) ADV is calculated as total contracts or shares for the period divided by total trading days for the period.
(2) RPC represents transaction and clearing fees less liquidity payments, brokerage, clearing and exchange fees and Section 31 fees (Net Transaction Fees), divided by total contracts traded during the period.
(3) Equities capture per one hundred shares refers to transaction and clearing fees less liquidity payments, brokerage, clearing and exchange fees, and Section 31 fees (Net Transaction Fees), divided by one-hundredth of total shares.

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